UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________
FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): December 27, 2013
 AMERICAN RESIDENTIAL PROPERTIES, INC.
(Exact name of Registrant as specified in its charter)
 __________________

Maryland	001-35899	45-4941882
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

7047 East Greenway Parkway, Suite 350
Scottsdale, AZ 85254
(Address of principal executive offices) (Zip code)

(480) 474-4800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 2, 2014, American Residential Properties, Inc. (the “Company”) issued a press release announcing that it has hired Christopher J. (“Jay”) Byce as its Senior Vice President, Investments. The Company entered into an Executive Severance and Change in Control Agreement with Mr. Byce on December 27, 2013, which becomes effective as of January 6, 2014. The terms of the Executive Severance and Change in Control Agreement will apply during the terms of Mr. Byce’s employment with the Company. Under the terms of the Executive Severance and Change in Control Agreement, Mr. Byce will be entitled to receive:

•
an annual salary of $250,000 per year, which may be increased from time to time in subsequent years by an amount and on such conditions as may be approved by the Board or the Compensation Committee of the Board;

•	a one-time cash signing bonus in the amount of $50,000;

•
an initial award of LTIP units pursuant to the Company’s 2012 Equity Incentive Plan valued at $150,000 based on the average closing price of the Company’s common stock on the NYSE during the ten (10) trading days immediately preceding the grant date of January 6, 2014. These LTIP Units will be subject to forfeiture restrictions that will lapse (which we refer to as vesting) in equal 1/3 installments on each of the first three anniversaries of the grant date, subject to the Executive’s continued employment until the applicable vesting date and subject to accelerated vesting in the event of termination of Mr. Byce’s employment by the Company without cause, resignation by Mr. Byce with good reason, termination of Mr. Byce’s employment due to death or disability or in the event of change in control of the Company;

•	annual cash bonuses upon approval by the Compensation Committee in its discretion, with an initial target level equal to 60% of the annual salary; and

•
participation in any group life, hospitalization or disability insurance plan, health program, pension and profit sharing plan, 401(k) plan, relocation program and similar benefits that may be available to other senior executives of the Company generally, on the same terms as may be applicable to such other executives.

In addition, the Company has agreed to reimburse Mr. Byce’s reasonable moving expenses from Atlanta, Georgia to Scottsdale, Arizona and, until such time as Mr. Byce sells his family home in Atlanta, Georgia, to manage and arrange for the leasing out of his home for his benefit (less leasing commissions) without charging him a management fee.
In the event that Mr. Byce’s employment is terminated without cause or he resigns with good reason, he will be entitled to receive severance benefits equal to:

•
his annual salary and annual bonus earned and accrued prior to the date of termination, and all other benefits that are earned and accrued under the agreement and under applicable Company benefit plans prior to the date of termination, and reimbursement of expenses incurred by the Executive prior to the date of such termination for expenses that are reimbursable expenses under the terms of this Agreement;

•
subject to his signing and the effectiveness of a general release of claims in favor of the Company, a cash payment equal to one (1) times the sum of (A) Mr. Byce’s annual salary as in effect on the effective date of termination, plus (B) the average annual bonus actually paid for the two fiscal years preceding the date of termination, payable in twelve (12) equal monthly installments. If the date of termination occurs before annual bonuses have been paid for two fiscal years, then the average annual bonus will equal the most recently paid annual bonus unless the date of termination occurs before any annual bonus has been paid, in which case the average annual bonus will be based on the initial target level referenced above; and

•	accelerated vesting of any unvested equity awards.
In the event that Mr. Byce’s employment is terminated for cause, Mr. Byce will only be entitled to receive his earned and accrued annual salary and annual bonus prior to the date of termination and reimbursable expenses incurred prior to the date of termination.
In the event of a change in control of the Company, any unvested equity awards will vest immediately prior to the change in control event.

Following his termination, Mr. Byce will be subject to certain non-competition and non-solicitation restrictions for a period of:

•	one (1) year following a termination of his employment by the Company without cause or resignation by him with good reason, and

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one-hundred eighty (180) days following a termination of his employment by the Company for cause or resignation by him for any reason other than disability or without good reason; provided, however, that the Company will have the option to extend the period for up to an additional one-hundred eighty (180) days if the Company pays Mr. Byce his annual salary and a pro rated portion of his annual bonus at the then applicable target level during such extended period.

The foregoing description of the Executive Severance and Change in Control Agreement does not purport to be complete and is qualified in its entirety by reference to the Executive Severance and Change in Control Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
On January 2, 2014, the Company issued a press release announcing that it has hired Christopher J. (“Jay”) Byce as its Senior Vice President, Investments. A copy of that press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Executive Severance and Change in Control Agreement, dated as of December 27, 2013 and effective January 6, 2014, by and between American Residential Properties, Inc. and Christopher J. (“Jay”) Byce.
99.1	Press release announcing the appointment of Christopher J. (“Jay”) Byce as the Company’s Senior Vice President Investments.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN RESIDENTIAL PROPERTIES, INC.

January 2, 2014	By:	/s/ Stephen G. Schmitz
Name: Stephen G. Schmitz
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Executive Severance and Change in Control Agreement, dated as of December 27, 2013 and effective January 6, 2014, by and between American Residential Properties, Inc. and Christopher J. (“Jay”) Byce.
99.1	Press release announcing the appointment of Christopher J. (“Jay”) Byce as the Company’s Senior Vice President Investments.